UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 25, 2013
Date of Report (Date of earliest event reported)

NANO LABS CORP.
(Exact name of registrant as specified in its charter)

Colorado	333-171658	84-1307164
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Ford Building 615 Griswold Street, 17th Floor Suite 1715 Detroit, Michigan	48226
(Address of principal executive offices)	(Zip Code)

(888) 806-2315
Registrant’s telephone number, including area code

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
__________

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Collabotation Agreement

Effective on September 25, 2013, Nano Labs Corp., a Colorado corporation (the “Company”), entered into that certain collaboration agreement (the "Collaboration Agreement") with Soluciones Nanotechnologicas, S.L. ("Nanotex"), which is a company organized under the laws of Spain that has developed in-house technologies for the industrial production of superparamagnetic nanoparticles. In accordance with the terms and provisions of the Collaboration Agreement, the Company and Nanotex will work together to launch an industrial applications development program ("ADP") to design and develop new industrial applications suitable for commercialization of "nano scale magnetic particles". The Collaboration Agreement further outlines the establishment of a joint work group for the purpose of creating a consistent product which addresses the growing market share worldwide in the nano tech magnetics industry. The initial project managers shall be Dr. Victor Castano, the Company's Chief Scientific and Technological Officer and a member of its Board of Directors, and Fernando Mores Egea of Nanotex.

The terms and provisions of the Collaboration Agreement further provide that the Company and Nanotex will work together to develop and commercialize nanomagnetic technology, patents, utility models and industrial designs for industrial and commercial applications. All technical information in the form of test and performance data from tests or samples provided under the Collaboration Agreement shall be the jointly owned property of the Company and Nanotex.

Lastly, in accordance with the terms and provisions of the Collaboration Agreement, any invention, whether patentable or not, provided by either party during the course of performance of obligations under the Collaboration Agreement where the inventive concept relates magnetic nano/sub micron particles functionalization, purifications, sizing or other manipulations shall be the sole property of the party responsible for the invention and only that party shall be entitled to apply for patent protection.  Any invention owned solely by either party may be used by the other party for the purposes of the Collaboration Agreement; however, any commercializations of inventions made under the Collaboration Agreement shall not be included under its terms and must be negotiated separately.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01     Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

10.1     Collaboration Agreement dated September 25, 2013 between Nano Labs Corp. and Soluciones Nanotechnolgicas S.L.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NANO LABS CORP.

DATE: October 9, 2013	/s/ Bernardo Camacho Chararria
Name: Bernardo Camacho Chararria Title: President/Chief Executive Officer
__________